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                                                                    EXHIBIT 10.8

                              TERMINATION AGREEMENT

The undersigned agree that the Management Agreement dated July 30, 2004, between National Patent Development Corporation ("NPDC") and GP Strategies Corporation ("GP"), pursuant to which it was contemplated NPDC would provide certain services to GP, is hereby terminated effective June 30, 2005.

NPDC and GP further agree that all amounts owed for Services rendered by NPDC to GP under the Management Agreement have been paid as of the date hereof, and that NPDC is not obligated to provide any Services after June 30, 2005.

Any representations, warranties or covenants which by their terms were intended to survive the termination or expiration of the Management Agreement shall so survive to the extent, intended therein. Capitalized terms in this Termination Agreement that are defined in the Management Agreement shall have the meanings ascribed to them in the Management Agreement.

IN WITNESS WHEREOF, GP and NPDC have caused this Termination Agreement to be executed by their authorized representatives as of July 1, 2005, intending to be legally bound.

GP Strategies Corporation                National Patent Development Corporation

By: _______________________________      By: ___________________________________
    Title:                                   Title: